UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2008

TORRENT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-19949	84-1153522
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

11918 SE Division, Suite 197 Portland, Oregon 97266 (Address of principal executive offices)
(503) 224-0072
(Registrant's telephone number, including area code)

No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As previously disclosed in the Company's current reports on Form 8-K, the Company on June 6, 2008 entered into a senior secured super-priority debtor-in-possession credit and guaranty agreement (the “DIP Credit Agreement”) with YA Global Investments, L.P., as lender (" YA Global"), pursuant to which YA Global provided the Company with funds to permit the Company to continue its operations during its reorganization under Chapter 11.

On September 18, 2008, YA Global issued to the Company a “Notice of Lender’s Election to Cease Funding” pursuant to the DIP Credit Agreement.  The notice stated that YA Global has elected to exercise its right to cease funding the Company, and will provide no further advances to the Company, under the DIP Credit Agreement, except for advances for compensation payable to certain employees of the Company.  YA Global has informed the Company that its election to cease funding is irrevocable.  YA Global has not claimed that the Company is in default, and the Company does not believe it is in default, under the DIP Credit Agreement.

As a result of YA Global’s irrevocable election to cease funding under the DIP Credit Agreement and the Company's limited cash resources, the Company’s ability to continue operations is severely limited.  The Company is considering its options in light of YA Global's election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

Date: September 19, 2008	By:	/s/ Peter J. Craven
Peter J. Craven
Chief Financial Officer